UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2015

General Electric Company
(Exact name of registrant as specified in its charter)

New York	001-00035	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut		06828-0001
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (203) 373-2211

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)

Effective February 6, 2015, the Board of Directors of General Electric Company (the "Company") amended and restated the Company's By-Laws (the "Amended and Restated By-Laws") to implement a proxy access by-law. Article VII, Section F of the Amended and Restated By-Laws permits a shareowner, or a group of up to 20 shareowners, owning 3% or more of the Company's outstanding common stock continuously for at least three years to nominate and include in the Company's proxy materials directors constituting up to 20% of the board, provided that the shareowner(s) and the nominee(s) satisfy the requirements specified in Article VII, Section F.

The Amended and Restated By-Laws also make clarifications, updates and other, non-substantive changes to the advance notice provisions in Article VII, Section D.

This description of the amendments to the By-Laws is qualified in its entirety by reference to the text of the Amended and Restated By-Laws filed as Exhibit 3(ii) to this Report.

Item 9.01 Finanical Statements and Exhibits
(d) Exhibits
The following exhibit is being filed as part of this report:

Exhibit Description
3(ii) The By-Laws of General Electric Company, as amended and restated on February 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: February 11, 2015	/s/ Brackett B. Denniston III
Brackett B. Denniston III Senior Vice President, General Counsel and Secretary